Exhibit 10.7

ORAMED PHARMACEUTICALS INC.
AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN
Restricted Stock Unit Notice

Grantee Name and Address:

In accordance with the Restricted Stock Unit Agreement, of which this Restricted Stock Unit Notice is a part (which together, constitute the “Customizing Information”), the Company hereby grants to the above named grantee (the “Grantee”) the following Restricted Stock Units.

Grant Date:
Restricted Stock Units Granted:                                                                                                                              1
Purchase Price, if any:                                   $
Form of Settlement:                                       Common Stock
Restricted Stock Unit Vesting Schedule:

Percentage of Total Restricted Stock Units Vested
Vesting Date2	Incremental Amount	Cumulative Amount

ACCEPTANCE BY GRANTEE

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit Agreement to be issued as of the date set forth above.

Date:  ______________________                                              ____________________________________
(Signature of Grantee)
Notice Address:

1 Number of shares of Common Stock underlying the equivalent number of restricted stock units granted.

2 This would be a phrase like “On or after March 9, 2015.”

ORAMED PHARMACEUTICALS INC.
AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN
Restricted Stock Unit Agreement

This Restricted Stock Unit Agreement and the associated restricted stock unit notice (the “Customizing Information”), which Customizing Information is available in written or electronic form from the Chief Financial Officer of Oramed Pharmaceuticals Inc., a Delaware corporation (the “Company”), is made as of the date shown as the “Grant Date” in the Customizing Information (the “Grant Date”) by and between the Company, and the individual identified in the Customizing Information (the “Grantee”).  This instrument and the Customizing Information is collectively referred to as the “Restricted Stock Unit Agreement.”

WITNESSETH THAT:

WHEREAS, the Company has instituted the Oramed Pharmaceuticals Inc. Amended and Restated 2008 Stock Incentive Plan, as amended and in effect from time to time (the “Plan”); and

WHEREAS, the Compensation Committee (the “Committee”) of the Company’s Board of Directors has authorized the grant of restricted stock units (“RSUs”) with respect to the Company’s common stock, par value $0.012 per share (“Stock”), upon the terms and conditions set forth below and pursuant to the Plan, a copy of which is incorporated herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Grantee agree as follows.

1.  Grant.  Subject to the terms of the Plan and this Restricted Stock Unit Agreement, the Company hereby grants to the Grantee that number of restricted stock units (“RSUs”) equal to the corresponding number of shares of the Company’s Stock (the “Underlying Shares”) shown in the Customizing Information under “Restricted Stock Units Granted.”

2.  Vesting.  Subject to the Continuous Service (as defined in the Plan) of the Grantee, as of a “Vesting Date,” as specified in the Customizing Information, and the Grantee as of such date is not in violation of any confidentiality, inventions and/or non-competition agreement with the Company, all or a portion, as applicable (the “Incremental Amount,” as specified in the Customizing Information), of the RSUs shall vest on such date.  For the avoidance of doubt, except as otherwise provided pursuant to the terms of the Plan, if the Grantee’s Continuous Service is terminated by the Company or by the Grantee for any reason, whether voluntarily or involuntarily, no RSUs granted pursuant to this Restricted Stock Unit Agreement shall vest under any circumstances on and after the date of such termination.

For purposes of this Section 2, the term “Company” refers to the Company and all Subsidiaries.

3.  Dividends.  A Grantee shall be credited with dividend equivalents equal to the dividends the Grantee would have received if the Grantee had been the actual record owner of the Underlying Shares on each dividend record date on or after the Grant Date and through the date the Grantee receives a settlement pursuant to Section 4 below (the “Dividend Equivalent”).  If a dividend on the stock is payable wholly or partially in stock, the Dividend Equivalent representing that portion shall be in the form of additional RSUs, credited on a one-for-one basis.  If a dividend on the stock is payable wholly or partially in cash, the Dividend Equivalent representing that portion shall also be in the form of cash and a Grantee shall be treated as being credited with any cash dividends, without earnings, until settlement pursuant to Section 4 below.  If a dividend on stock is payable wholly or partially in other than cash or stock, the Committee may, in its discretion, provide for such Dividend Equivalents with respect to that portion as it deems appropriate under the circumstances.  Dividend Equivalents shall be subject to the same terms and conditions as the RSUs originally awarded pursuant to this Restricted Stock Unit Agreement, and they shall vest (or, if applicable, be forfeited) as if they had been granted at the same time as the original RSU award.  Dividend Equivalents representing the cash portion of a dividend on stock shall be settled in cash.

4.  Delivery of Underlying Shares and Dividend Equivalent Settlement.  With respect to any RSUs that become vested RSUs as of a Vesting Date pursuant to Section 2, the Company shall issue and deliver to the Grantee as soon as practicable following the applicable Vesting Date (a) the number of Underlying Shares equal to the number of RSUs vesting on that date and (b) the amount (and in the form) due with respect to the Dividend Equivalents applicable to such Underlying Shares.

Any shares issued pursuant to this Restricted Stock Unit Agreement shall be issued, without issue or transfer tax, by delivering a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or treasury shares of its stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law.  Notwithstanding the prior sentence, delivery of Underlying Shares shall be made only if the required purchase price designated as the “Purchase Price” shown in the Customizing Information per underlying RSU is paid to the Company.  Such payment may be made either (i) by means of payment acceptable to the Company in accordance with the terms of the Plan or (ii) by a reduction in the number of shares of stock, valued at its Fair Market Value (as defined in the Plan), issued hereunder equal in each case to the aggregate Purchase Price due.  If the Grantee fails to pay for or accept delivery of all of the shares, the right to shares of stock provided pursuant to this RSU may be terminated by the Company.

5.  Withholding Taxes.  The Grantee hereby agrees, as a condition of the award of RSUs, to provide to the Company an amount sufficient to satisfy the Company’s obligation to withhold federal, state, local and other taxes arising by reason of the issuance, vesting or settlement of RSUs and Dividend Equivalents (the “Withholding Amount”), if any, by (a) authorizing the Company and/or any Subsidiary to withhold the Withholding Amount from the Grantee’s cash compensation or (b) remitting the Withholding Amount to the Company in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company may at its election withhold from the Underlying Shares and Dividend Equivalents that would otherwise be delivered that number of shares (and/or cash) having a Fair Market Value on the date of vesting sufficient to eliminate any deficiency in the Withholding Amount; and provided, further, that the Fair Market Value of shares withheld shall not exceed an amount in excess of the minimum required withholding.

6.  Non-assignability of RSUs and Dividend Equivalents.  RSUs and Dividend Equivalents shall not be assignable or transferable by the Grantee except by will or by the laws of descent and distribution or as permitted by the Committee in its discretion pursuant to the terms of the Plan.  During the life of the Grantee, delivery of shares of stock and Dividend Equivalents shall be made only to the Grantee, to a conservator or guardian duly appointed for the Grantee by reason of the Grantee’s incapacity or to the person appointed by the Grantee in a durable power of attorney acceptable to the Company’s counsel.

7.  Compliance with Securities Act; Lock-Up Agreement.  The Company shall not be obligated to sell or issue any Underlying Shares or other securities in settlement of RSUs and Dividend Equivalents hereunder unless the shares of stock or other securities are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws.  In the event shares or other securities shall be delivered that shall not be so registered, the Grantee hereby represents, warrants and agrees that the Grantee will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.  The Grantee further hereby agrees that as a condition to the settlement of RSUs and Dividend Equivalents, the Grantee will execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter’s lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.

8.  Legends.  The Grantee hereby acknowledges that the stock certificate or certificates evidencing shares of stock or other securities issued pursuant to any settlement of an RSU or Dividend Equivalent hereunder may bear a legend setting forth the restrictions on their transferability described in Section 7 hereof, if such restrictions are then in effect.

9.  Rights as Stockholder.  The Grantee shall have no rights as a stockholder with respect to any RSUs, Dividend Equivalents or Underlying Shares until the date of issuance of a stock certificate for Underlying Shares and any Dividend Equivalents.  Except as provided by Section 3, no adjustment shall be made for any rights for which the record date is prior to the date such stock certificate is issued, except to the extent the Committee so provides, pursuant to the terms of the Plan and upon such terms and conditions it may establish.

10.  Termination or Amendment of Plan.  The Board may terminate or amend the Plan at any time.  No such termination or amendment will affect rights and obligations under this Restricted Stock Unit Agreement, to the extent it is then in effect.

11.  Effect Upon Employment and Performance of Services.  Nothing in this Restricted Stock Unit Agreement or the Plan shall be construed to impose any obligation upon the Company or any Subsidiary to employ or utilize the services of the Grantee or to retain the Grantee in its employ or to engage or retain the services of the Grantee.

12.  Time for Acceptance.  Unless the Grantee shall evidence acceptance of this Restricted Stock Unit Agreement by electronic or other means prescribed by the Committee within thirty (30) days after its delivery, the RSUs and Dividend Equivalents shall be null and void (unless waived by the Committee).

13.  Section 409A of the Internal Revenue Code.  The RSUs and Dividend Equivalents granted hereunder are intended to avoid the potential adverse tax consequences to the Grantee of Section 409A of the Code, as defined in the Plan, and the Committee may make such modifications to this Agreement as it deems necessary or advisable to avoid such adverse tax consequences.

14.  Adjustment Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Underlying Shares shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or similar transaction affecting the Stock, (ii) any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction.

15.  General Provisions.

(a)  Amendment; Waivers.  This Restricted Stock Unit Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof, and except as otherwise permitted by the express terms of the Plan and this Restricted Stock Unit Agreement, it may not be modified or amended nor may any provision hereof be waived without a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not materially diminish the rights of the Grantee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Grantee.  The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.  The Grantee shall have the right to receive, upon request, a written confirmation from the Company of the Customizing Information.

(b)  Binding Effect.  This Restricted Stock Unit Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

(c)  Fractional RSUs, Underlying Shares and Dividend Equivalents.  All fractional Underlying Shares and Dividend Equivalents settled in stock resulting from the application of the Vesting Schedule or the adjustment provisions contained in the Plan shall be rounded down to the nearest whole share.  If Dividend Equivalents are settled in cash, the amount paid shall be rounded down to the nearest penny.

(d)  Governing Law.  This Restricted Stock Unit Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

(e)  Construction.  This Restricted Stock Unit Agreement is to be construed in accordance with the terms of the Plan.  In case of any conflict between the Plan and this Restricted Stock Unit Agreement, the Plan shall control.  The titles of the sections of this Restricted Stock Unit Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions.  The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.  Capitalized terms not defined herein shall have the meanings given to them in the Plan.

(f)  Data Privacy.  By entering into this Restricted Stock Unit Agreement and except as otherwise provided in any data transfer agreement entered into by the Company, the Grantee:  (i) authorizes the Company, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company such information and data as the Company shall request in order to facilitate the administration of the Plan; (ii) waives any data privacy rights the Grantee may have with respect to such information; and (iii) authorizes the Company to store and transmit such information in electronic form.  For purposes of this Section 14(f), the term “Company” refers to the Company and each of its Subsidiaries.

(g)  Notices.  Any notice in connection with this Restricted Stock Unit Agreement shall be deemed to have been properly delivered if it is delivered in the form specified by the Committee as follows:

To the Grantee:                                  Last address provided to the Company

To the Company:                                 Yifat Zommer – CFO
Oramed Pharmaceuticals Inc.
Hi-Tech Park 2/5, Givat-Ram
PO Box 39098
Jerusalem 91390, Israel
Fax2mail: +972 73 714 6872
Email: yifat@oramed.com